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                                                                   EXHIBIT 23.1



                         INDEPENDENT AUDITORS' CONSENT


To the Board of Directors and Shareholders of Modtech, Inc.:

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Modtech, Inc. of our report dated March 8, 1996, relating to the balance sheets of Modtech Inc. as of December 31, 1994 and 1995, and the related statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995, which report appears in the December 31, 1995 annual report on Form 10-K of Modtech, Inc.


                                        /s/ KPMG Peat Marwick LLP
                                        -------------------------------

KPMG Peat Marwick LLP
Orange County, California
November 26, 1996